Exhibit 10.3

DATED [•]

RELATIONSHIP AGREEMENT

between

NOBLE FINCO LIMITED

and

THE OTHER PARTIES

NAMED HEREIN

CONTENTS

CLAUSE

1.	Interpretation	1

2.	Commencement and duration	3

3.	Undertakings	3

4.	Termination	5

5.	Status of this Agreement	6

6.	Termination of Existing Relationship Agreement	6

7.	Assignment	6

8.	Entire agreement	6

9.	Counterparts	6

10.	Variation and waiver	7

11.	No partnership or agency	7

12.	Notices and consents	7

13.	Severance	9

14.	Rights of third-parties	9

15.	Inadequacy of damages	9

16.	Rights and remedies	9

17.	Governing law	9

18.	Jurisdiction	9

Schedules

Schedule 1		S-1

- i -

THIS AGREEMENT is dated [•]

BETWEEN:

(1)	Noble Finco Limited, a private limited liability company formed under the laws of England and Wales under number 12958050 whose registered office is at [•] (the “Topco”);

(2)	each of the entities listed in Schedule 1 (collectively, the “Existing Investor”);

(3)	APMH Invest A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark (“APMH Invest”); and

(4)	Noble Corporation, a Cayman Islands Exempted Company (“Nectar”)

Each of Topco, the Existing Investor and APMH Invest being a “Party” and together, the “Parties”.

WHEREAS:

(A)

Topco, Nectar, Noble Newco Sub Limited, a limited liability company incorporated under the laws of the Cayman Islands and direct wholly owned subsidiary of Topco (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Mercer”) are parties to that certain Business Combination Agreement dated as of November 10, 2021 (the “Business Combination Agreement”), providing for a business combination between Topco and Mercer (the “Business Combination”).

(B)	In connection with the Business Combination, the Existing Investor and APMH Invest will receive Ordinary Shares (as defined below) of Topco.

(C)	The Parties are entering into this Agreement for the purposes of Topco providing to APMH Invest and the Existing Investor, and each Party complying with, the respective undertakings set out herein.

THIS AGREEMENT WITNESSES as follows:

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this Agreement.

Applicable Law:	applicable laws, regulations, directives, statutes, subordinate legislation, common law and civil or commercial codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal and all codes of practice having force of law, statutory guidance and policy notes.

Articles:	the articles of association of Topco, as amended from time to time.

Board:	the board of directors of Topco from time to time.

Business Day:	a day other than a Saturday, Sunday or a day on which commercial banks located in New York, Copenhagen or London are required or authorized by law or executive order to be closed.

Companies Act:	the Companies Act 2006, as amended.

Director:	a director of Topco from time to time.

Nominated Director:	has the meaning given to that term in clause 3.1.

NYSE:	means the New York Stock Exchange.

Ordinary Shares:	means an A Ordinary Share as defined in the Articles.

Outstanding Ordinary Shares:	at any given time, the aggregate number of Ordinary Shares outstanding at such time (which, for the avoidance of doubt, does not include treasury shares), plus the aggregate number of Ordinary Shares issuable under any then outstanding option, warrant, convertible or exchangeable security, in each case with a nominal exercise or conversion price and without regard to any limitations on the exercisability, convertibility or exchangeability of any such security, including any beneficial ownership limitation.

Termination Date:	has the meaning given in clause 2.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	References to clauses are to the clauses of this Agreement.

1.4

A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.8	A reference to any Party shall include that Party’s successors.

1.9	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	A reference to writing or written includes email.

1.11

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	A reference to a statute, statutory provision, code, regulation or rule is a reference to it as amended, extended, consolidated, replaced or re-enacted from time to time.

1.13	A reference to a legislative or regulatory provision, rule or code shall include all subordinate legislation, regulations, rules and codes made from time to time under that provision, rule or code.

1.14	Any obligation on a Party not to do something includes an obligation not to allow that thing to be done.

2.	Commencement and duration

This Agreement shall come into force on the Closing Date and shall continue in full force and effect until the date that this Agreement is terminated in accordance with clause 3.7 (the “Termination Date”).

3.	Undertakings

3.1	Topco undertakes to:

(a)

the Existing Investor that for so long as the Existing Investor holds, in aggregate: (i) no fewer than 20 percent (20%) of the Outstanding Ordinary Shares, the Existing Investor shall be entitled to nominate two directors to the Board (such persons to be communicated by the person who serves as investment manager, advisor or sub-advisor, as applicable, acting on behalf of the Existing Investor (the “Investment Manager”)); and (ii) fewer than 20 percent (20%) but no fewer than fifteen percent (15%) of the Outstanding Ordinary Shares, the Existing Investor shall be entitled to nominate one director to the Board (such person to be communicated by the Investment Manager); and

(b)

APMH Invest that for so long as APMH Invest holds, in aggregate: (i) no fewer than 20 percent (20%) of the Outstanding Ordinary Shares, APMH Invest shall be entitled to nominate two directors to the Board; or (ii) fewer than 20 percent (20%) but no fewer than fifteen percent (15%) of the Outstanding Ordinary Shares, APMH Invest shall be entitled to nominate one director to the Board,

(such persons being “Nominated Directors”).

3.2

For so long as required pursuant to clause 3.1(a) or 3.1(b), as applicable, Topco shall take all actions necessary (including, without limitation, calling special meetings of the Board and the shareholders of Topco and recommending, supporting and soliciting proxies) to ensure that: (i) each Nominated Director is appointed to the Board as soon as reasonably practicable and is included in the Board’s slate of nominees to the shareholders of Topco for the election of directors of Topco and recommended by the Board at any meeting of shareholders called for the purpose of electing directors of Topco unless such recommendation would be inconsistent with the fiduciary duties of the directors or otherwise prohibited by Applicable Law, provided that Existing Investor or APMH, as applicable, shall be given reasonable opportunity to nominate a replacement or replacements or otherwise take action such that the recommendation is no longer inconsistent with the fiduciary duties of the directors; and (ii) when a Nominated Director is up for re-election, such Nominated Director is included in the proxy statement prepared by management of Topco in connection with Topco’s solicitation of proxies or consents in favor of the foregoing for every meeting of the shareholders of Topco called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of Topco or the Board with respect to the election of directors of Topco.

3.3	The Company’s obligation to formally appoint a Nominated Director in accordance with clause 3.1(a) or 3.1(b), as applicable, shall be subject to and conditional on that person:

(a)	meeting the independence standards of the NYSE with respect to Topco;

(b)	not being an employee of Topco or its Subsidiaries;

(c)	not being disqualified under the Companies Act or any other Applicable Law from being appointed as a Director; and

(d)	entering into a letter of appointment with the Company, or agreeing to adhere to rule of conduct, in each case consistent with those of other non-executive directors of the Company,

provided that at all times APMH Invest shall be permitted to nominate and have in office one Nominated Director in respect of whom the condition in clause 3.3(a) shall not apply, and the Company’s obligation to formally appoint such Nominated Director shall not be subject to and conditional upon such condition.

3.4

If a Nominated Director ceases to serve for any reason, the Existing Investor or APMH Invest shall, as applicable, subject to such Party being entitled to nominate such individual for election or appointment as a director of the Board pursuant to clause 3.1(a) or 3.1(b), as applicable, be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominated Director.

3.5

If at any time the Existing Investor or APMH Invest is no longer entitled to nominate a particular Nominated Director pursuant to clause 3.1(a) or 3.1(b), as applicable, then upon receipt of a request from Topco to such Party or the applicable Nominated Director, such Nominated Director shall (and such Party shall, to the extent legally able to do so, cause such Nominated Director to) immediately tender his resignation as a Director to be effective immediately or at such later date agreed between the director and Topco.

3.6

Without prejudice to the Articles, the Company shall be entitled by notice in writing to the Investment Manager or APMH Invest, as applicable, to immediately terminate the appointment of any Nominated Director where:

(a)

he or she: (i) save as otherwise agreed at the time of appointment of the relevant Nominated Director and in respect of one of the APMH Invest Nominated Directors, ceases to meet the independence standards of the NYSE with respect to Topco; or (ii) is disqualified from acting as a director under the Companies Act or any other Applicable Law;

(b)

he or she is removed from office by the shareholders of the Company at a general meeting pursuant to section 168 of the Companies Act or is not re-elected as a director by the shareholders of the Company at an annual general meeting; or

(c)	Existing Investor or APMH Invest are obliged under clause 3.5 to cause the resignation of the relevant Nominee and such Nominee has not resigned with immediate effect.

4.	Termination

4.1

Without affecting any other right or remedy available to them, APMH Invest or the Existing Investor (acting by the Investment Manager) may terminate this Agreement on giving not less than five (5) Business Days’ written notice to Topco and the other Party, provided that such termination shall only be effective as to such terminating Investor.

4.2

Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

4.3

This Agreement will terminate automatically (i) on the Termination Date and (ii) with regard to either APMH Invest or the Existing Investor, the date on which it ceases to hold at least fifteen percent (15%) of the Outstanding Ordinary Shares.

4.4	This Agreement may be terminated upon the mutual written consent of Topco, APMH Invest and the Existing Investor.

5.	Status of this Agreement

5.1

If there is any inconsistency between any of the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail as between the Parties to the extent permitted by law and regulation.

5.2

For the avoidance of doubt, the obligations of each of the Parties under this Agreement shall be subject to all applicable legal and regulatory requirements and no Party shall be required to breach any such law, regulation, rule or code.

6.	Termination of Existing Relationship Agreement

6.1	Nectar and the Existing Investor each hereby severally, unconditionally and irrevocably acknowledges, confirms and agrees that:

(a)

The Relationship Agreement, dated as of February 5, 2021, by and between Noble Corporation and certain of the other parties thereto (the “Existing Relationship Agreement”) shall cease to have effect on and from and is terminated in its entirety with effect from Closing Date; and

(b)

all provisions of the Existing Relationship Agreement, including any which are expressly stated therein as surviving its termination, or which might otherwise have done so by implication, shall cease to have effect on and from the Closing date and are terminated in their entirety.

7.	Assignment

This Agreement is personal to the Parties and no Party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement.

8.	Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

9.	Counterparts

9.1

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

9.2

Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the other Parties with the original of such counterpart as soon as reasonably possible thereafter.

9.3	No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

10.	Variation and waiver

10.1	No variation of this Agreement shall be effective unless it is made in writing and signed and delivered by the Parties (or their authorized representatives).

10.2	A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and shall not be deemed a waiver of any subsequent right or remedy.

10.3

A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

10.4	No single or partial exercise of such right or remedy provided under this Agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

10.5	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

11.	No partnership or agency

11.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the Parties or constitute any Party the agent of another Party.

11.2	Each Party confirms it is acting on its own behalf and not for the benefit of any other person.

12.	Notices and consents

12.1

Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of delivery, with such notice deemed to be given upon receipt), hand delivery (with such notice deemed to be given upon receipt) or by electronic mail transmission (with such notice deemed to have been given at the time of confirmation of transmission, and with such notice to be followed reasonably promptly with a copy delivered by one of the foregoing methods), addressed as follows:

(a)	Topco

Address:	Noble Finco Limited
c/o Noble Corporation 13135 Dairy Ashford, Suite 800
Sugar Land, TX 77478

For the attention of:	William Turcotte

Email Address:	wturcotte@noblecorp.com

(b)	the Existing Investor

Address:	[•]

For the attention of:	[•]

Email Address:	[•]

(c)	APMH Invest

Address:	Esplanaden 50, 1263 Copenhagen, Denmark

For the attention of:	[•]

Email Address:	[•]

12.2

or to such other address as any party shall specify by written notice so given (subject to the proviso of the immediately following sentence), and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

12.3

From the date of this Agreement, Parent and the Company shall at all times each maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be notified from time to time in writing by Parent or the Company to the other parties, and any writ, judgment or other notice of legal proceedings shall be sufficiently served on Parent or the Company, as applicable, if delivered to such party’s agent at such address. This Section 11.3 does not affect any other method of service permitted by applicable Law.

13.	Severance

13.1

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

13.2

If any provision or part-provision of this Agreement is deemed deleted under clause 13.1, the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision. Any such amendment will be made in accordance with clause 10.

14.	Rights of third-parties

The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

15.	Inadequacy of damages

Without prejudice to any other rights or remedies that APMH Invest or the Existing Investor may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms of clause 3 by Topco. Accordingly, the APMH Invest and the Existing Investor shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of clause 3 of this Agreement.

16.	Rights and remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

17.	Governing law

This Agreement and the rights and obligations of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

18.	Jurisdiction

The Parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement.

This Agreement has been entered into and delivered on the date stated at the beginning of it.

Schedule 1

Investor

Executed by [•] acting by [•].

[•]

[Signature Page to Relationship Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

[ ],
as investment manager, adviser or sub-adviser on behalf of each person identified on Schedule 1 hereto

By:
Name:
Title:

[Signature Page to Relationship Agreement]

Noble Corporation

By:
Name:
Title:

[Signature Page to Relationship Agreement]

APMH Invest A/S

By:
Name:
Title:

[Signature Page to Relationship Agreement]